Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-233607, 333-236416, 333-236417, 333-246322 and 333-246326 on Form S-3 and Registration Statement No. 333-226964 on Form S-8 of our report dated March 31, 2022, relating to the financial statements of Vaccinex, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Rochester, New York

March 31, 2022